UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

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THE PROVIDENCE SERVICE CORPORATION
(Name of Registrant as Specified in Its Charter)

AVALON CORRECTIONAL SERVICES, INC.
DONALD E. SMITH
TIFFANY SMITH
MICHAEL BRADLEY
ERIC S. GRAY
73114 INVESTMENTS, L.L.C.
(referred to as “The Providence Committee for Accountability”) and
BRIAN T. COSTELLO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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NEWS RELEASE

Contact:
Tiffany Smith
1-800-919-9113

AVALON RESTATES INTENTION AND CONCERNS
REGARDING BOARD OF DIRECTORS

OKLAHOMA CITY, OKLAHOMA, May 29, 2009 – The Providence Committee for Accountability (the “Committee”) and Avalon Correctional Services, Inc. (CITY.PK), a leading provider of community corrections programs, and the largest shareholder of Providence Service Corporation (the “Company”), (NASDAQ: PRSC), announced today that, contrary to statements made by the Company, Avalon has no desire or intention to merge with, seek control of, or enter into undesired transactions with the Company or its Board of Directors (the “Board”).

The Committee noted that the Company has stated, on numerous occasions, that Avalon or its representatives have an “undisclosed agenda.”  Avalon is committed to focusing solely on the need to have a Board that represents shareholder interests and to not divert its attention from enhancing shareholder value for ALL shareholders.  Committee member, and CEO of Avalon, Donald E. Smith stated, “Since we invested in Providence, we have sought to enhance the composition of the Board by adding shareholder representation.  We would be willing to enter into a reasonable agreement with the Company, stating that we won’t attempt to merge, seek control of, or enter into any undesired transactions with the Company.  We have never attempted to control Providence, nor do we have any desire or intention to do so.  Our only concern has been, and continues to be, reversing the apparent management control over the Board and to begin holding the Board accountable to shareholders.”

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the matters to be considered at the 2009 annual meeting of shareholders.  The Committee has filed the definitive proxy statement with the Securities and Exchange Commission (“SEC”) on May 22, 2009. Investors and shareholders are urged to read the proxy statement, the BLUE proxy card and any other relevant documents filed or that will be filed with the SEC because they contain important information.  Investors and shareholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s Web site, www.sec.gov; or at www.dfking.com/prsc; or from the Committee at 13401 Railway Drive, Oklahoma City, Oklahoma 73114.

Participants in Solicitation

The Providence Committee for Accountability consists of 73114 Investments, L.L.C., Donald E. Smith, Tiffany Smith, Michael Bradley, Eric Gray and Avalon Correctional Services, Inc (CITY.PK).  The Committee’s director nominees are Michael C. Bradley and Brian Costello, who are also participants in this proxy solicitation under SEC rules.  The Committee members collectively hold 17.9% of the Providence common stock.

Safe Harbor Statement

Information in this news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are only predictions or statements of current plans that are constantly under review by the Committee.  These forward-looking statements involve risks, uncertainties and assumptions and such statements are qualified by important factors that may cause actual results to differ materially from those expressed in the forward-looking statements.  The Committee has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.